Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Dreyfus Investment Funds:

We consent to the reference to our firm under the headings “Financial Statements and Experts” and “Independent Registered Public Accounting Firm” in the Prospectus/Proxy Statement and to the use of our report dated November 24, 2009 with respect to the Dreyfus/The Boston Company Small/Mid Cap Growth Fund, which is incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Investment Funds.

                                                                                                                                  /s/ KPMG LLP

New York, NY

December 2, 2009